EXHIBIT 4(a)(vii)












                          ALLTEL CORPORATION

                                  to

                        SOCIETY NATIONAL BANK,
                              AS TRUSTEE





                     SIXTH SUPPLEMENTAL INDENTURE

                      Dated as of ________, 1994




                       Providing for Issuance of

                   $250,000,000 Principal Amount of

              _____% Debentures due                , 2004






                                  34
           THIS SIXTH SUPPLEMENTAL INDENTURE (the "Sixth Supplemental Indenture"), dated as of ________, 1994, made and entered into by and between ALLTEL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, with its principal offices located at One Allied Drive, Little Rock, Arkansas (hereinafter referred to as the "Company"), and SOCIETY NATIONAL BANK, a national banking association, as successor by merger to AMERITRUST COMPANY NATIONAL ASSOCIATION, as trustee (hereinafter referred to as the "Trustee").

           WHEREAS, the Company has duly executed and delivered to the Trustee an Indenture dated as of January 1, 1987 (hereinafter referred to as the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, and a Fifth Supplemental Indenture dated as of October 1, 1993 (the Original Indenture and all supplemental indentures thereto being hereinafter collectively, referred to as the "Indenture"), providing for the periodic issuance of debt securities in series; and

           WHEREAS, Section 2.02(a) of the Original Indenture provides for the issuance of any Series (as defined in the Original Indenture) of Securities (as defined in the Original Indenture) pursuant to a Board Resolution (as defined in the Original Indenture) or by the execution and delivery to the Trustee of an indenture supplemental to the Indenture authorized and approved by the Board of Directors of the Company; and

                                  35
           WHEREAS, Section 2.01 of the Original Indenture provides that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture; and

           WHEREAS, the Company desires in and by this Sixth Supplemental Indenture to provide for the creation and issuance of $250,000,000 principal
amount of _____% Debentures due              , 2004 (hereinafter referred to as
the "Debentures") in accordance with and under the terms and provisions of the Indenture; and

           WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture providing for the issuance of the Debentures as herein provided; and

           WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;

           NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

          That, for and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Debentures:

                                  36
                              ARTICLE ONE
                        Issuance of Debentures

           Section 1.01. The Debentures hereby authorized to be issued under this Sixth Supplemental Indenture and the Indenture shall be designated "_____%
Debentures due                  , 2004."  No more than $250,000,000 of the
Debentures shall be issued and authenticated hereunder (except for Debentures issued and authenticated pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of the Original Indenture). The Debentures shall be issuable in authorized denominations of $1,000 and integral multiples thereof and registered as to principal and interest. The Debentures shall be dated the date of their
authentication and shall bear interest at the rate of     and           percent
(_____%) per annum, payable semi-annually, based on a 360-day year comprised of twelve 30-day months. The Company shall pay interest in such coin or currency of the United States of America as is, as of the time of payment, legal tender for the payment of public and private debts, and pay to the Holders of the Debentures interest on said principal sum at the rate per annum specified in
the title of the Debentures, in like coin or currency, from the             or
            next preceding the date of authentication to which interest has been
paid (unless the date of authentication thereof is a           or            to
which interest has been paid, in which case from the date of authentication; or
unless the date of authentication thereof is on or prior to             , 1994,
in which case from         , 1994; or unless the date of authentication thereof
is between the close of business on          or         , as the case may be,
and the following _____ or _____, respectfully, in which case from such _____ or _____; provided, however, that if the Company shall default in payment of the interest due on such _____ or _____, then from the next preceding _____ or _____, to which interest has been paid or, if no

                                  37
interest has been paid on the Debentures, from              , 1994) semi-
annually on _____ or _____ in each year, until payment of said principal sum has been made. The interest so payable on any _____ or _____ will, subject to certain exceptions hereinafter referred to, be paid to the Holders of the
Debentures as of the close of business on the           or            , as the
case may be, next preceding such _____ or _____ whether or not such
or              is a business day.  If and to the extent the Company shall default in the payment of the interest on a _____ or _____, such defaulted interest shall be paid to the Holders of the Debentures as of a subsequent record date established by notice given by mail by or on behalf of the Company to the Holders of the Debentures not less than 15 days preceding such subsequent record date, such subsequent record date not to be less than five days preceding the date of payment of such defaulted interest. Payment of interest may be made at the option of the Company by check mailed to the person entitled thereto.

           Transfers of Debentures will be registrable and principal will be payable at the corporate trust office of the Trustee in Cleveland, Ohio, or at such other location or locations as may be provided for pursuant to the Indenture. The Debentures will be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.





                                  38
           Section 1.02. The fully registered Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be in substantially the following form:


              Form of Fully Registered _____% Debentures due _____ ,2004


                            [Form of Face of Security]


No.                 $



ALLTEL Corporation
_____% Debenture due _____, 2004


           ALLTEL Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for
value received, hereby promises to pay to                                   , or
registered assigns, the principal sum of                    DOLLARS on _____,
2004, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York, or at such other location or locations as may be provided for pursuant to the Indenture, in such coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Debenture, in like coin or currency, from the _____ or _____ next preceding the date of authentication hereof to which interest has been paid (unless the date of authentication is a _____ or _____
to which interest has been paid, in which case from the date of authentication; or unless the date of authentication hereof is on or prior to _____, 1994 in
which case from              , 1994; or unless the date of authentication hereof
is between the close of business on _____ or _____, as the case may be, and the following _____, or _____, respectively, in which case from such _____ or _____; provided, however, that if the Company shall default in payment of the interest due on such _____ or _____, then from the next preceding _____ or _____, to which interest has been paid or, if no interest has been paid on the Debentures,
from             , 1994) semi-annually on _____ or _____ in each year, until payment of said principal sum has been made. The interest so payable on any _____ or _____ will, subject to certain exceptions hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the _____ or _____, as the case may be, next preceding such _____ or _____ whether or not such _____ or _____ is a business day. If and to the extent the Company shall default in the payment of the interest on a _____ or


                                  39
_____, such defaulted interest shall be paid to the persons in whose names the Debentures are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Debentures not less than 15 days preceding such subsequent record date, such subsequent record date not to be less than five days preceding the date of payment of such defaulted interest. Payment of interest may be made at the option of the Company by check mailed to the person entitled thereto.

           This Debenture is continued on the reverse hereof, and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place.

          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee referred to on the reverse hereof.

           IN WITNESS WHEREOF, ALLTEL Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:
                                              ALLTEL CORPORATION




                                              By:
                                                  President


[Corporate Seal]

Attest:





Secretary




                                  40
                 Form of Certificate of Authentication

           This is one of the Securities referred to in the within- mentioned Indenture.

                                              SOCIETY NATIONAL BANK,
                                              as Trustee




                                              By:
                                                  Authorized Officer



                     [Form of Reverse of Security]


           This _____% Debenture due _____, 2004 is one of a duly authorized issue of debentures (hereinafter called the "Debentures") of the series hereinafter specified (all of the debentures, notes or other evidences of indebtedness issued under the Indenture hereinafter mentioned herein called the "Securities"), all issued or to be issued under and pursuant to an Indenture, dated as of January 1, 1987, as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, and a Sixth Supplemental Indenture dated as of
           , 1994 (said Indenture, as supplemented herein, referred to as the "Indenture"), duly executed and delivered between the Company and Society National Bank, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may as between different series and within a given series mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the _____% Debentures due _____, 2004 of the Company issued in the aggregate principal amount of $250,000,000.

           In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded and annulled by the holders of a majority in aggregate principal amount of the

                                  41
Debentures. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures at the time may waive, on behalf of the holders of all of the Debentures, any existing default with respect to the Debentures and its consequences, except a default in the payment of the principal of or interest on any of the Securities.

           The Indenture contains provisions permitting the Company and the Trustee, with the consent of the majority in principal amount of the outstanding Securities of each Series to be affected (with each Series voting as a class), to enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying the rights of the holders of the Securities without the consent of each Securityholder affected; provided, however, that without the consent of the Securityholder affected, an amendment or waiver may not reduce the amount of Securities whose holders must consent to an amendment or waiver, or change the rate of or change the time for payment of interest on any Security, or change the principal of or change the fixed maturity of any Security, or reduce any premium payable upon the redemption of any Security, or waive a default in the payment of principal of and premium, if any, and interest on any Security, or make any Security payable in money other than that stated in the Security, or impair the right to institute suit for the enforcement of any payment on or with respect to any Security.

           Any such consent or waiver by the registered holder of this Debenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture or such other Debenture.

           No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

           The Debentures are issuable as fully registered Debentures without coupons in the denominations of $1,000 and any integral multiple thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, City of New York, State of New York, or at such other location or locations as may be provided for pursuant to the Indenture, and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, without payments of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.





                                  42
           The Debentures may not be redeemed prior to _____, 2004. No Sinking Fund is provided for the Debentures.

           The Company will not pay additional amounts in respect of taxes or similar charges withheld or deducted on the Debentures held by a person who is not a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

           Upon surrender of this Debenture, the transfer of this Debenture is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company in the Borough of Manhattan, City of New York, State of New York, or any other location or locations as may be provided for pursuant to the Indenture, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

           Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the person in whose name this Debenture shall be registered upon the registry books of the Company as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal or premium, if any, hereof, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.
All such payments shall be valid and effectual to satisfy and discharge the liability on this Debenture to the extent of the sum or sums so paid.

          No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

           All terms used in this Debenture which are defined in the Indenture shall have the respective meanings ascribed to them therein.

           As provided in the Indenture, this Debenture shall for all purposes be governed by and construed in accordance with the laws of the State of Ohio.

                                  43

           The Debentures constitute senior indebtedness of the Company superior in right of payment to the Company's subordinated indebtedness.

         Section 1.03. Forthwith upon (i) the execution and delivery of this Sixth Supplemental Indenture the Trustee, (ii) upon the execution and delivery to it of $250,000,000 principal amount of the Debentures and (iii) upon delivery to the Trustee of the items required by Sections 2.02 and 2.03 of the Original Indenture including, without limitation, the written Company Order signed by any two of the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, and the Controller of the Company, and without any further authorization or action by the Company, shall authenticate and deliver the Debentures.

                              ARTICLE TWO
                     Redemption of the Debentures

           Section 2.01. Prior to _____, 2004 the Debentures shall not be subject to redemption.
                             ARTICLE THREE
                         Intentionally Omitted


                                  44
                             ARTICLE FOUR
                  No Sinking Fund for the Debentures

           Section 4.01.     No sinking fund is provided for the Debentures.

                             ARTICLE FIVE
                               Amendment

           Section 5.01. Without the consent of each Holder of Debentures affected, no amendment to or waiver of a right under, the Indenture or this Sixth Supplemental Indenture shall change or alter the right of the Holders of Debentures set forth in Section 9.02(a) of the Original Indenture.

                              ARTICLE SIX
                       Miscellaneous Provisions

        Section 6.01. Except insofar as herein otherwise expressly provided, all of the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Sixth Supplemental Indenture; the Indenture as supplemented by this Sixth Supplemental Indenture is in all respects ratified and confirmed; and the Indenture and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument. Certain terms used herein are defined in the Indenture.
                                  45
           Section 6.02. Nothing in this Sixth Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the Holders of the Debentures issued under and secured by the Indenture and this Sixth Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Sixth Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Sixth Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Holders of the Debentures issued and to be issued under the Indenture and this Sixth Supplemental Indenture, and secured thereby. All covenants, promises and agreements in this Sixth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         Section 6.03. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one instrument.

         Section 6.04. This Sixth Supplemental Indenture, the Indenture and the Debentures issued thereunder shall each be deemed to be a contract made under the laws of the State of Ohio, and shall be construed for all purpose in accordance with the laws of said State.

         Section 6.05. If any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with a provision which is required to be included in this Sixth Supplemental Indenture by the Trust Indenture Act of 1939, the required provision shall control.

                                  46

         Section 6.06. The Debentures constitute senior indebtedness of the Company superior in right of payment to the Company's subordinated indebtedness.

           IN WITNESS WHEREOF, ALLTEL CORPORATION has caused this Sixth Supplemental Indenture to be executed in its corporate name by its President and its corporate seal to be hereunder affixed and to be attested by its Secretary, and SOCIETY NATIONAL BANK has caused this Sixth Supplemental Indenture to be executed in its name by a Vice President and its seal to be hereunto affixed and to be attested by a Secretary, all as of the day and year first above written.

                                              ALLTEL CORPORATION




                                              By:
                                                  Name:  Max E. Bobbitt
                                                  Title: President


[Seal]

Attest:




By:
    Name:  Francis X. Frantz
    Title: Secretary


                                  47
                                              SOCIETY NATIONAL BANK




                                              By:
                                                  Name:  C.M. Nagy
                                                  Title: Vice President


[Seal]

Attest:




By:
    Name:  Karen Joyce
    Title: Assistant Secretary



                                  48

STATE OF ARKANSAS            )
                                      )  SS:
COUNTY OF PULASKI            )


           Personally appeared before me the undersigned, a Notary Public in and for said County, Max E. Bobbitt, to me known and known to me to be the President of ALLTEL CORPORATION, the Corporation that executed the foregoing instrument, who acknowledged that he did sign and seal said instrument as such officer for and on behalf of said corporation, and that the same is his free act and deed as such officer, and the free corporate act and deed of said ALLTEL CORPORATION.

           IN WITNESS WHEREOF, I have hereunto set my hand and official seal
this       day of               , 1994.




                                                       Notary Public
                                                       [Notarial Seal]



                                  49

STATE OF ARKANSAS            )
                                      )  SS:
COUNTY OF PULASKI            )


           Personally appeared before me the undersigned, a Notary Public in and for said County, Francis X. Frantz, to me known and known to me to be the Secretary of ALLTEL CORPORATION, the corporation that executed the foregoing instrument, who acknowledged that he did sign and seal said instrument as such officer for and on behalf of said corporation, and that the same is his free act and deed as such officer, and the free corporate act and deed of said ALLTEL CORPORATION.

           IN WITNESS WHEREOF, I have hereunto set my hand and official seal
this       day of               , 1994.




                                                       Notary Public
                                                       [Notarial Seal]




                                  50

STATE OF ARKANSAS            )
                                      )  SS:
COUNTY OF PULASKI            )


           Personally appeared before me the undersigned, a Notary Public in and for said County, C.M. Nagy, Vice President, and Karen Joyce, Assistant Secretary to me known and known to me to be Vice President and Assistant Secretary, respectfully, of SOCIETY NATIONAL BANK, a national banking association that executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such officers for and on behalf of said association, and that the same is their free act and deed as such officers, and the free corporate act and deed of said SOCIETY NATIONAL BANK.

           IN WITNESS WHEREOF, I have hereunto set my hand and official seal
this        day of             , 1994.




                                                       Notary Public
                                                       [Notarial Seal]





                                  51
                                 II-38